Exhibit 10.4

STOCK OPTION AGREEMENT

(Incentive Stock Option Grant)

THIS AGREEMENT (the “Agreement”) is made as of                      by and between DDR CORP., an Ohio corporation (the “Company”), and                 , an individual (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company desires to provide the Holder with an Option Right (the “Option”) to purchase                      (            ) Common Shares of the Company (“Shares”), pursuant to the Company’s                      (the “Plan”); and

WHEREAS, the Holder desires to accept such Option.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

1. Grant of Option. The Company does hereby irrevocably grant to the Holder, and the Holder does hereby accept, the Option to purchase, at the option of the Holder,                      (            ) Shares at the Option Price per Share of                      and upon and subject to the other terms and conditions hereof and the Plan.

2. Term of the Option; Vesting. The Option is exercisable, in whole or in part, once vested, in accordance with the following schedule. If the Holder is then employed by the Company, the Option shall vest as follows:

Date	No. of Shares Vesting

Shares for which the Option has become exercisable shall be referred to herein as “Vested Shares,” and Shares for which the Option has not become exercisable shall be referred to herein as “Unvested Shares.” The Option shall terminate on the tenth anniversary of the date hereof and must be exercised, if at all and to the extent exercisable, on or before such date and shall not thereafter be exercisable, notwithstanding anything herein to the contrary. Notwithstanding anything contained herein to the contrary, it shall be a condition to the Holder’s right to exercise the Option with respect to any Vested Shares that there shall have been filed with the Securities and Exchange Commission an effective registration statement on Form S-8 (or such other form as the Company shall deem necessary) with respect to the Shares to be received upon exercise.

3. Exercise. Subject to the other terms and conditions hereof, the Option shall be exercisable from time to time by written notice to the Company (in the form required by the Company) which shall:

(a)	state that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates or book entry for the Shares should be registered and such person’s address and social security number;

(b)	be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Holder, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

(c)	be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as the Company may reasonably request, in form and substance satisfactory to counsel for the Company.

As conditions to the exercise of the Option and the obligation of the Company to issue Shares upon the exercise thereof, the proposed recipient of the Shares shall make any representation or warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company or its counsel.

Upon exercise of the Option and the satisfaction of all conditions thereto, the Company shall arrange for the Shares to be held in book entry form or deliver a certificate or certificates for Shares to the specified person or persons at the specified time upon receipt of the aggregate exercise price for such Shares by any method of payment authorized by the Plan.

4. Termination of Employment. Subject to the terms of the Holder’s employment or similar agreement with the Company or any Subsidiary (an “Individual Agreement”), if any, upon termination of the Holder’s employment with the Company, the Option will be governed as follows:

(a) Termination by Death. If the Holder’s employment with the Company or any Subsidiary terminates by reason of death, the Option shall become immediately and automatically vested and exercisable. If termination of the Holder’s employment is due to death, then the Option may thereafter be exercised by the estate of the Holder (acting through its fiduciary) for a period of one year. The balance of the Option will be forfeited if not exercised as provided for in this subsection. Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof.

(b) Termination by Reason of Disability. If the Holder’s employment with the Company or any Subsidiary terminates by reason of a permanent and total disability as defined in Section 22(e)(3) of the Code (“Disability”), the Option shall become immediately and automatically vested and exercisable. If termination of the Holder’s employment is due to Disability, then the Option may thereafter be exercised by the Holder or by the Holder’s duly authorized legal representative if the Holder is unable to exercise the Option as a result of the Holder’s Disability (if, and to the extent, permitted by Section 422 of the Code), for a period of one year. If the Holder dies before the Option is so exercised, any unexercised Option held by the Holder shall thereafter be exercisable by the estate of the Holder (acting through its fiduciary) for the duration of such one-year period. The balance of the Option will be forfeited if not exercised as provided for in this subsection. Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof.

(c) Termination Without Cause After a Change in Control. If, within two years following a Change in Control, the Holder’s employment with the Company or any Subsidiary terminates without Cause, the Option shall become immediately and automatically vested and exercisable, and then the Option may thereafter be exercised by the Holder at any time after the date of such termination of employment. The balance of the Option will be forfeited if not exercised as provided for in this subsection. Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof. For purposes of this Section 4(c), “Cause” is used as defined in the Holder’s Individual Agreement, if any, or if there is no Holder’s Individual Agreement or if it does not define Cause: (i) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (ii) dishonesty in the course of fulfilling the Holder’s employment duties; (iii) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (iv) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(d) Termination for Cause. If the Holder’s employment with the Company or any Subsidiary terminates for Cause, any Unvested Shares will be forfeited and terminate immediately upon termination and any Vested Shares shall be forfeited and terminate 30 days after the date employment terminates. The balance of the Option will be forfeited if not exercised as provided for in this subsection. Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof.

(e) Other Termination. Unless otherwise determined by the Committee, if the Holder’s employment with the Company or any Subsidiary terminates other than in the circumstances described in paragraphs (a), (b), (c) or (d) of this Section 4, any Vested Shares at the time of termination must be exercised by the Holder within 90 days after the date the Holder’s employment terminates. The balance of the Option will be forfeited if not exercised as provided for in this subsection. Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof. Unless otherwise determined by the Committee, any Unvested Shares under the Option shall be forfeited upon termination.

(f) Leave of Absence. If the Holder is granted a leave of absence by the Company or any Subsidiary, his or her employment will not be considered terminated, and he or she will continue to be deemed an employee of the Company or Subsidiary during such leave of absence or any extension thereof granted by the Company or Subsidiary for purposes of the Plan; provided, that in the case of an Incentive Stock Option, but subject to the Plan, a leave of absence of more than 90 days will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

5. Transferability. The Option and the Holder’s rights therein are not transferable by the Holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended). If, for any reason, the Option is not treated as an Incentive Stock Option, the Holder may transfer the Option, during his or her lifetime (a) to one or more members of such Holder’s family, (b) to one or more trusts for the benefit of one or more of such Holder’s family, (c) to a partnership or partnerships of members of such Holder’s family, or (d) to a charitable organization as defined in Section 501(c)(3) of the Code, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to any Option. The transferee of any Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer.

6. Taxes. The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to an exercise of the Option. The Holder may satisfy such tax obligation, in whole or in part, by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of (or the lapse of restrictions relating to) the Option with a fair market value equal to the amount of such taxes, or (b) delivering to the Company Common Shares other than Shares issuable upon exercise of (or the lapse of restrictions relating to) the Option with a fair market value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If the Holder does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to an exercise of the Option or the Shares which are the subject of such Option so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.

7. Subject to the Plan. This Agreement is made and the Option evidenced hereby is granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan. Capitalized terms not defined herein are used as defined in the Plan.

8. Intent. The Option is intended to be treated as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code (an “Incentive Stock Option”). The Option shall be construed and exercised consistent with such intention. It is acknowledged that the United States Treasury Department may amend or modify from time to time its regulations governing Incentive Stock Options. Accordingly, it is understood and agreed by the Holder that the Company may amend or modify the Plan and this Agreement in any respect deemed by the Company to be necessary or desirable to comply with such regulations, as amended or modified from time to time or to meet the requirements for an Incentive Stock Option.

9. Securities Law Compliance.

(a) Notwithstanding any provision of this Agreement to the contrary, the Option shall not be exercisable unless, at the time the Holder attempts to exercise the Option, in the opinion of counsel for the Company, all applicable securities laws, rules and regulations have been complied with. The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Shares, if any, may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

(b) The Holder agrees that any Shares which the Holder may acquire by virtue of the Option may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Shares has become effective so as to permit the sale or other disposition of such Shares by the Holder, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Shares under the Securities Act of 1933, as amended.

10. Rights of the Holder. The granting of the Option shall in and of itself not confer any right on the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder’s employment at any time, subject to the terms of any employment agreement between the Company and the Holder. The Holder shall have no dividend, voting or other rights of a stockholder with respect to the Shares which are subject to the Option prior to the purchase of such Shares upon exercise of the Option and the execution and delivery of all other documents and instruments deemed necessary or desirable by the Company.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

IN WITNESS WHEREOF, the parties have subscribed their names hereto as of the date first above written.

DDR Corp., an Ohio corporation

By:
Name: Title:

Holder’s Signature: